Boise Cascade Company	Exhibit 99.1
1111 West Jefferson Street, Suite 300
Boise, ID 83702

Press Release
For Immediate Release: July 30, 2026

Investor Contact Chris Forrey investor@bc.com	Media Contact Amy Evans mediarelations@bc.com

Boise Cascade Company Announces 5% Quarterly Dividend Increase
BOISE, IDAHO - July 30, 2026 - Boise Cascade Company’s (Boise Cascade or the Company) (NYSE: BCC) Board of Directors declared a quarterly dividend of $0.23 per share, an increase of $0.01 per share or 5%, to holders of its common stock. The dividend will be paid on September 16, 2026 to stockholders of record on September 1, 2026.

Future dividend declarations, including amount per share, record date and payment date, will be made by the board of directors and will depend upon, among other things, legal capital requirements and surplus, the Company’s future operations and earnings, general financial condition, material cash requirements, restrictions imposed by our revolving credit facility and the indenture governing our senior notes, applicable laws, and other factors as the board of directors may deem relevant.

About Boise Cascade

Boise Cascade is one of the largest U.S. wholesale distributors of building materials and a leading manufacturer of engineered wood products and plywood in North America. Our integrated model and national distribution footprint position us to deliver outstanding service to our customers across a broad range of industry-leading products, including key structural products that we produce. Headquartered in Boise, Idaho, we operate more than 60 distribution and manufacturing facilities strategically located across the U.S. and Canada. Our work is powered by a dedicated team of over 7,500 people. Learn more at www.bc.com.

Forward-Looking Statements

This press release contains statements concerning future events and expectations, including, without limitation, statements relating to the amount, timing and occurrence of future dividends. These statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "could," "estimates," "expects," "intends," “outlook,” "potential," "plans," "predicts," "preliminary," "projects," "targets," "may," "may result," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. Factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include: the commodity nature of a portion of our products and their price movements, which are driven largely by general economic conditions, industry capacity and operating rates, industry cycles that affect supply and demand, and net import and export activity; the highly competitive nature of our industry; declines in demand for our products due to competing technologies or materials, as well as changes in building code provisions; and other factors set forth in Boise Cascade's most recent Annual Report on Form 10-K.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.